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                                                                     EXHIBIT 3.3

                      FORM OF SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CAPSTONE TURBINE CORPORATION

              CAPSTONE TURBINE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

              FIRST: The name of the Corporation is Capstone Turbine Corporation and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 9, 2000.

              SECOND:Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation. This Second Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and was consented to in writing by the written consent of stockholders of the Corporation in accordance with
Section 228 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

              THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I.

              The name of the corporation is Capstone Turbine Corporation (the "Corporation").

                                   ARTICLE II.

              The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE III.

              (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is four-hundred twenty-five million (425,000,000) shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is four-hundred fifteen million (415,000,000) shares, and the par value of each share of


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Common Stock is one-tenth of one cent ($0.001). The total number of shares of
Preferred Stock which the Corporation shall have authority to issue ten million (10,000,000) shares, and the par value of each share of Preferred Stock is one-tenth of one cent ($0.001). The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

        (b) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV.

              In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation.

                                   ARTICLE V.

              Notwithstanding Article IV hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                   ARTICLE VI.

              The Board of Directors shall have that number of Directors set out in the bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation acting in accordance with Article V.

                                  ARTICLE VII.

              In the event of any increase or decrease in the number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal.

              Notwithstanding any of the foregoing provisions of this Article VII, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or



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removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the remaining term of the occurring or created vacancy.

                                  ARTICLE VIII.

              Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE IX.

              No action shall be taken by the stockholders except at a duly convened annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                   ARTICLE X.

              Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                   ARTICLE XI.

              The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VII, IX, X or this Article XI without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE XII.

              Each reference in this Second Amended and Restated Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                  ARTICLE XIII.

              To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and



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officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the bylaws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the fullest extent permitted by the Delaware General Corporation Law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law.

              If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

              FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Second Amended and Restated Certificate of Incorporation was duly approved by the holders of the necessary number of shares of the Company's voting securities in accordance with the provisions of Section 228, 242 and 245 of the Delaware General Corporation Law.

                            (Signature Page Follows)



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              IN WITNESS WHEREOF, Capstone Turbine Corporation has caused this certificate to be signed by its duly authorized officer this day of ___________, 2000.

                                       CAPSTONE TURBINE CORPORATION

                                       By:
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                                               Ake Almgren, President
                                               and Executive Officer

Attest:


----------------------------------
Jeff Watts,  Secretary



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